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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     American Express                         American Express Receivables
      Centurion Bank                             Financing Corporation

              (as Originators of the American Express Master Trust)
              -----------------------------------------------------
      (Exact name of registrants as specified in their respective charter)
                                  on behalf of
                          American Express Master Trust


                  Utah                                         Delaware
          ---------------------                         ----------------------
         (State of incorporation                       (State of incorporation
             or organization)                              or organization)

               11-2869526                                     13-3632012
          ---------------------                         ----------------------
            (I.R.S. Employer                               (I.R.S. Employer
           Identification No.)                            Identification No.)

                                                            40 Wall Street
         6985 Union Park Center                           Mail Stop 10-19-06
             Midvale, Utah                                New York, New York
        ----------------------                          -----------------------
          (Address of principal                         (Address of principal
           executive offices)                             executive offices)


                 84047                                           10005
              -----------                                     -----------
               (Zip Code)                                     (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

                          American Express Master Trust
          Class A Series 2002-1 Floating Rate Asset Backed Certificates
          -------------------------------------------------------------
                                (Title of Class)


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Item 1.1 Description of Registrants' Securities to be Registered

                  The description of the Class A Series 2002-1 Floating Rate Asset Backed Certificates appears under the captions entitled: "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated January 7, 2002, and "Prospectus Supplement Summary" and "Maturity Considerations" in the Series 2002-1 Prospectus Supplement, dated January 9, 2002.


Item 2. Exhibits

           Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

           Exhibit 4.2 First Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2001.

           Exhibit 4.3         Series 2002-1 Supplement, dated as of January
                               18, 2002, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

           Exhibit 4.4         Series 2002-1 Prospectus, dated January 7,
                               2002, and Prospectus Supplement, dated January 9, 2002 (as filed with the Securities and Exchange Commission on January 10, 2002 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

           Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2002-1 Floating Rate Asset Backed Certificates.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  AMERICAN EXPRESS CENTURION BANK


                                  By:    /s/ Maureen A. Ryan
                                      -----------------------------------------
                                  Name:  Maureen A. Ryan
                                  Title:    Assistant Treasurer

                                  AMERICAN EXPRESS RECEIVABLES
                                  FINANCING CORPORATION


                                  By:    /s/ John D. Koslow
                                      -----------------------------------------
                                  Name:  John D. Koslow
                                  Title:    Vice President and Treasurer

Date: January 18, 2002


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                                INDEX TO EXHIBITS

       Exhibit
       Number                                    Exhibit
       --------                                  -------

           Exhibit 4.1 Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to Registration Statement No. 33-84840 filed on May 13, 1998).

           Exhibit 4.2 First Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of October 1, 2001.

           Exhibit 4.3         Series 2002-1 Supplement, dated as of January
                               18, 2002, to the Amended and Restated Pooling and Servicing Agreement, dated as of May 1, 1998, as amended (incorporated herein by reference to the Form 8-K filed by the registrants on or about the date hereof).

           Exhibit 4.4         Series 2002-1 Prospectus, dated January 7,
                               2002, and Prospectus Supplement, dated January 9, 2002 (as filed with the Securities and Exchange Commission on January 10, 2002 pursuant to Rule 424(b)(2) and incorporated herein by reference thereto).

           Exhibit 5.1 Form of specimen of certificate representing the Class A Series 2002-1 Floating Rate Asset Backed Certificates.